Exhibit 99.2

ELECTION FORM AND LETTER OF TRANSMITTAL

TO ACCOMPANY CERTIFICATE(S) REPRESENTING
SHARES OF COMMON STOCK OF

PARTNERS FINANCIAL HOLDINGS INC.

This Election Form and Letter of Transmittal should be completed, signed and returned, together with your Partners Financial Holdings Inc. certificate(s) to:

REGISTRAR AND TRANSFER COMPANY, EXCHANGE AGENT
10 COMMERCE DRIVE
CRANFORD, NEW JERSEY  07016

DO NOT SEND THE ENCLOSED FORM OR STOCK CERTIFICATE(S) TO FIRST CLOVER LEAF FINANCIAL CORP. OR PARTNERS FINANCIAL HOLDINGS INC.
For Information Call: (800) 525-7686
Delivery of this instrument to an address other than as set forth above does not constitute a valid delivery.

In connection with the Agreement and Plan of Merger, dated as of April 30, 2008 (as amended, the “merger agreement”), between First Clover Leaf Financial Corp., a Maryland corporation and federal stock holding company (“First Clover Leaf”), and Partners Financial Holdings Inc., a Delaware corporation and bank holding company (“Partners”), you have been asked to elect the form of merger consideration you wish to receive and to send to the exchange agent for exchange, on the terms and conditions set forth in the merger agreement and this election form and letter of transmittal, certificate(s) representing shares of the outstanding common stock of Partners as described below.

COMPLETING AND RETURNING THIS ELECTION FORM AND LETTER OF TRANSMITTAL DOES NOT HAVE THE EFFECT OF CASTING A VOTE WITH RESPECT TO THE APPROVAL OF THE MERGER AGREEMENT AT THE SPECIAL MEETING OF THE SHAREHOLDERS OF PARTNERS, NOR DOES IT SATISFY ANY OF THE REQUIREMENTS FOR THE ASSERTION OF YOUR APPRAISAL RIGHTS, AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS RELATED TO THE MERGER.  IN ORDER TO VOTE ON THE MERGER AGREEMENT, YOU SHOULD ALSO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD TO PARTNERS IN THE ENCLOSED WHITE POSTAGE PAID BUSINESS REPLY ENVELOPE, OR VOTE IN PERSON OR BY PROXY AT THE SPECIAL MEETING OF PARTNERS SHAREHOLDERS.

PLEASE READ AND FOLLOW CAREFULLY THE ACCOMPANYING INSTRUCTIONS FOR BOTH THE ELECTION AND THE TRANSMITTAL OF YOUR CERTIFICATE(S).

PART I.  ELECTION

IMPORTANT INFORMATION WITH RESPECT TO THE ELECTION

If you wish to make an election with respect to the form of consideration to be received in exchange for any or all of your shares of Partners common stock in connection with the merger of Partners with First Clover Leaf, you must (1) complete the election form and sign in the space provided and (2) mail or deliver the completed election form in the enclosed brown envelope to the exchange agent at one of the addresses listed above.

Please also use the enclosed brown envelope, addressed to the exchange agent, to return:

•	all of your Partners stock certificates and;
•	the letter of transmittal (pursuant to the instructions set forth in Part II of this document).

ALL PARTNERS STOCK CERTIFICATES MUST BE SUBMITTED NO MATTER WHAT ELECTION YOU MAKE. If any of your Partners stock certificates are held by a broker, bank or other nominee, please review the instructions below on what to do with respect to those shares. If the merger agreement is not approved, the exchange agent will return your Partners stock certificates to you.

TO MAKE AN EFFECTIVE ELECTION, THIS ELECTION FORM AND LETTER OF TRANSMITTAL MUST BE RECEIVED BY REGISTRAR & TRADE COMPANY, THE EXCHANGE AGENT, NO LATER THAN 5:00 P.M., CENTRAL STANDARD TIME, ON OCTOBER 8, 2008 (EIGHT BUSINESS DAYS FOLLOWING PARTNERS’ SPECIAL MEETING OF SHAREHOLDERS). ANY SHARES OF PARTNERS COMMON STOCK FOR WHICH YOU DO NOT MAKE AN ELECTION BY 5:00 P.M. ON OCTOBER 8, 2008 WILL BE CONVERTED INTO THE RIGHT TO RECEIVE CONSIDERATION IN SUCH FORM OF CASH AND/OR SHARES OF FIRST CLOVER LEAF COMMON STOCK IN ACCORDANCE WITH THE TERMS OF THE MERGER AGREEMENT AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS.

Pursuant to the merger agreement, in exchange for your shares of Partners common stock, you may elect to receive cash in the amount of $56.00 per share, or a number of shares of First Clover Leaf common stock determined by the exchange ratio (as described in the merger agreement), or a combination of cash and shares of First Clover Leaf common stock. Because the merger agreement limits the total merger consideration to 50% stock and 50% cash, regardless of your election, you may receive a combination of cash and shares of First Clover Leaf common stock that is different than what you elected, depending on the elections made by other Partners shareholders.

Your options are as follows:

•           To exchange all shares of Partners common stock for cash;
•           To exchange all shares of Partners common stock for First Clover Leaf common stock; or
•           To exchange some shares of Partners common stock for cash and some shares of Partners common stock for shares of First Clover Leaf stock.

You should understand that this election is subject to the terms, conditions and limitations set forth in the merger agreement and described in the accompanying Proxy Statement/Prospectus.

CHECKS FOR THE CASH CONSIDERATION AND THE FIRST CLOVER LEAF COMMON STOCK CERTIFICATES WILL NOT BE SENT TO YOU UNTIL AFTER THE MERGER HAS BEEN COMPLETED AND THE EXCHANGE AGENT HAS RECEIVED ALL ADDITIONAL DOCUMENTS IT MAY REQUIRE. NO INTEREST WILL ACCRUE OR BE PAYABLE ON THE MERGER CONSIDERATION, INCLUDING ANY CASH CONSIDERATION.

NOTE: DIFFERENT ELECTIONS HAVE DIFFERENT TAX CONSEQUENCES. FOR INFORMATION ON THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF MAKING A GIVEN ELECTION, SEE “THE MERGER – MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES” IN THE

ACCOMPANYING PROXY STATEMENT/PROSPECTUS. HOLDERS OF PARTNERS COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDERS, INCLUDING TAX REPORTING REQUIREMENTS AND TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN LAW.

The election procedures, including the aggregate First Clover Leaf common stock and cash to be paid by First Clover Leaf in the merger, are set forth in the merger agreement and summarized in the accompanying Proxy Statement/Prospectus under “THE MERGER – Terms of the Merger,” “– Cash or Stock Election” and “– Election Procedures; Surrender of Stock Certificates.” You should review those documents for a complete and accurate description of the process for determining the merger consideration you will receive. The merger agreement provides that 50% of the outstanding shares of Partners common stock will be exchanged for cash consideration and 50% of the outstanding shares of Partners common stock will be exchanged for shares of First Clover Leaf common stock. In general, in the event that more or less than 50% of the outstanding shares of Partners common stock elect or otherwise are to receive First Clover Leaf common stock as consideration, the amount of cash that you will have the right to receive upon exchange of your shares of Partners common stock will be adjusted on a pro rata basis so that, in the aggregate, 50% of the shares of Partners common stock will be converted into the right to receive shares of First Clover Leaf common stock and the remaining 50% of the shares of Partners common stock will be converted into the right to receive cash.  Likewise, in the event that more or less than 50% of the outstanding shares of Partners common stock elect or otherwise are to receive cash as consideration, the amount of stock that you will have the right to receive upon exchange of your shares of Partners common stock will be adjusted on a pro rata basis so that, in the aggregate, 50% of the shares of Partners common stock will be converted into the right to receive shares of First Clover Leaf common stock and the remaining 50% of the shares of Partners common stock will be converted into the right to receive cash.

As a result, you may receive a different combination of consideration than you elected, based on the choices made by other Partners shareholders. Therefore, if you make a cash election, there is no assurance that you will receive cash in exchange for all of your designated shares of Partners common stock, and if you make a stock election, there is no assurance that you will receive shares of First Clover Leaf common stock in exchange for all of your designated shares of Partners common stock.

The exchange agent reserves the right to deem that you have not made an election if:

•	You fail to follow the instructions with respect to the election form or otherwise fail to properly make an election; or
•
A completed election form is not received by the exchange agent by the election deadline of 5:00 p.m., Central Standard Time, on October 8, 2008 (eight business days following Partners’ special meeting of shareholders).

INSTRUCTIONS FOR MAKING AN ELECTION

1.           Time in which to Make an Election.  For an election to be validly made, the exchange agent must receive the election form, properly completed and signed, at one of the addresses set forth on the front of this election form and letter of transmittal, prior to 5:00 p.m., Central Time, on October 8, 2008, eight business days after the Partners special shareholders meeting. Any shareholder whose election form is not so received will be deemed not to have made an election and will receive consideration in such form of cash and/or shares of First Clover Leaf common stock in accordance with the terms of the merger agreement as described in the accompanying Proxy Statement/Prospectus. None of Partners, First Clover Leaf or the exchange agent have any obligation to notify you or anyone else if the exchange agent has not received your election form and letter of transmittal or your Partners stock certificate(s) or that the election form and letter of transmittal you submitted has not been properly completed, and none of Partners, First Clover Leaf or the exchange agent will incur any liability for any failure to give such notification. Until any documents the exchange agent may require are received by the exchange agent at one of the addresses set forth on the front of this election form and letter of transmittal, the shareholder will not receive a check representing cash consideration or any certificates of First Clover Leaf common stock. The merger consideration will not be sent until the merger is completed, and no interest shall accrue or be payable on such amount.

2.           Change or Revocation of Election.  A Partners shareholder who has made an election may, at any time prior to the election deadline, change or revoke the shareholder’s election by submitting to the exchange agent a revised election form, properly completed and signed. After the election deadline, a holder of Partners common stock may not change or revoke his or her election unless the merger agreement is terminated.

3.           Forms of Election by Nominees.  Any registered holder of Partners common stock who is a nominee for more than one beneficial owner (provided that shares of Partners common stock held in one account by joint owners will be deemed owned by one beneficial owner) must submit a separate election form for each distinct beneficial owner. Upon the request of First Clover Leaf, such registered holder will be required to certify to the satisfaction of First Clover Leaf that he, she or it holds those shares of Partners common stock subject to an election as nominee for the beneficial owner covered by such election form and for no other beneficial owner(s).

4.           Delivery of Election Form.  The properly completed and signed copy of the election form should be delivered to the exchange agent at one of the addresses set forth above. The method of delivery of the election form is at the option and risk of the shareholder. All questions as to the validity, form and eligibility of any election form will be determined by First Clover Leaf, and its determination shall be final and binding. First Clover Leaf has the absolute right to reject any and all election forms which it determines are not in proper form or to waive minor irregularities in any election form. All elections will be considered in accordance with the terms and conditions of the merger agreement. If there is any inconsistency or conflict between the election form and the merger agreement, the merger agreement shall control in all cases.

5.           Signatures on Election Form.  If the election form is signed by the registered holder of certificate(s), the signature must correspond exactly with the name written on the face of the certificate(s) without alteration, enlargement or any change whatsoever. If the certificate(s) subject to the election form is owned of record by two or more joint owners, all such owners must sign the election form. If any shares are registered in different names on several certificate(s), it will be necessary to complete, sign and submit as many separate election forms as there are different registrations of certificates. If the election form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or others acting in a fiduciary or representative capacity, such person must so indicate when signing, must give his or her full title in such capacity, and must provide evidence satisfactory to the exchange agent of his or her authority to so act. The exchange agent will not deliver the merger consideration until the registered holder complies with all of these instructions.

6.           Stock Transfer Taxes.  In the event that any transfer or other taxes become payable by reason of the payment of the merger consideration in any name other than that of the registered holder, such transferee or assignee must pay such tax to the exchange agent or must establish to the satisfaction of the exchange agent that such tax has been paid or is not applicable.

7.           Voting Rights and Dividends.  Holders of Partners common stock will continue to have the right to vote, and to receive all dividends paid on, all shares of Partners common stock until the merger becomes effective.

8.           Lost or Destroyed Certificates.  If any of your Partners stock certificates has been lost, stolen or destroyed, circle the missing certificate number on the certificates list in Item 2 of the election form (Description of Shares of Partners Common Stock) and check the box in Item 3 (Lost or Destroyed Certificates). Promptly return the certificate(s) that you do have along with the election form in the enclosed brown envelope. You will receive replacement instructions for lost, stolen or destroyed certificates after the Partners shareholders special meeting, which will involve the execution of lost certificate affidavits, the issuance of replacement certificates and, if required by First Clover Leaf, provision of a lost instrument bond. If you properly complete this documentation to the satisfaction of First Clover Leaf, your election with respect to the lost, stolen or destroyed certificates will be honored.

9.           Additional Copies.  Additional copies of the election form may be obtained from the exchange agent at the mailing address set forth on the front of the election form and letter of transmittal or by calling (800) 525-7686.

10.         Inquiries.  All questions regarding the election form should be directed to the exchange agent at the mailing address set forth above or by telephone at (800) 525-7686.

11.         Non-Consummation of Merger.  Consummation of the merger is subject to the approval by the shareholders of Partners of the merger agreement and to the satisfaction of certain other conditions, including regulatory approvals. If the merger agreement is terminated for any reason, all elections will be void and of no effect, and the exchange agent will return all Partners stock certificates to their record owners.

ELECTION FORM

1.              ELECTION.  Check only one box below. Please note that, as described above, because the merger agreement has limited the total amount of cash and common stock that First Clover Leaf will pay in the merger, there is no guarantee that you will receive cash for all of your shares of Partners common stock with respect to which you make a cash election even if you make a proper cash election.  Likewise, there is no guarantee that you will receive First Clover Leaf common stock for all of your shares of Partners common stock for which you make a stock election even if you make a proper stock election.

☐	EXCHANGE ALL SHARES FOR CASH. The undersigned elects to receive only cash in exchange for all of his or her shares of Partners common stock.

☐	EXCHANGE ALL SHARES FOR STOCK. The undersigned elects to receive only shares of First Clover Leaf common stock in exchange for all of his or her shares of Partners common stock.

☐
EXCHANGE _______ SHARES FOR STOCK AND THE BALANCE FOR CASH.  The undersigned elects to receive a combination of shares of First Clover Leaf common stock and cash in exchange for his or her shares of Partners common stock. (Please write the number of shares that you would like to exchange for stock in the blank space above.)

2.              DESCRIPTION OF SHARES OF PARTNERS COMMON STOCK.

Name(s) and Address(es) of Registered Holder(s) (Print exactly as name appears on Certificate)	Certificate Number	No. of Shares Represented by Certificate

3.              LOST OR DESTROYED CERTIFICATES.  If certificates representing shares of Partners common stock have been lost, stolen or destroyed, please check here ☐ and circle the missing certificate number(s) in Item 2 above. The exchange agent will send you additional documents to complete.

4.              SIGN HERE:

Signature(s) of Registered Holder(s)

(Must be signed by registered holder(s) exactly as name(s) appear(s) on such holder’s Partners stock certificate(s). If signed by a trustee, executor, administrator, guardian, officer, attorney-in-fact or other person acting in a fiduciary or representative capacity, the capacity of the person should be indicated. See Instruction 5.) (Attach additional pages if necessary.)

Date  _________________________, 2008

Name(s)

(Please print)

Address(es)

Telephone Number(s)

Capacity (Full title)

PART II.  TRANSMITTAL OF SHARES

INSTRUCTIONS FOR EXCHANGING SHARES OF PARTNERS FINANCIAL
HOLDINGS INC. COMMON STOCK FOR SHARES OF FIRST CLOVER LEAF
FINANCIAL CORP. COMMON STOCK AND/OR CASH

1.           General.  Please do not send your stock certificate(s) directly to Partners or First Clover Leaf. Partners common stock certificate(s), together with this election form and letter of transmittal, properly signed and completed, or a facsimile copy hereof, and any supporting documents (see Instruction 2), should be mailed in the enclosed brown envelope, or otherwise delivered to the exchange agent at either of the addresses listed on the front of this election form and letter of transmittal. The method of transmitting the Partners common stock certificate(s) is at your option and risk, but if delivery is by mail, then registered mail with return receipt requested, properly insured, is suggested. All questions as to whether stock certificates have been correctly submitted will be determined by First Clover Leaf, and its determination shall be final and binding.

2.           Signatures.  The signature (or signatures, in the case of certificates for shares owned by two or more joint holders) on the letter of transmittal below should correspond exactly with the name(s) as written on the face of the Partners common stock certificate(s) surrendered, unless the shares described on the letter of transmittal below have been assigned by the registered holder or holders thereof, in which event the letter of transmittal should be signed in exactly the same form as the name(s) of the last transferee(s) indicated on the transfers attached to or endorsed on the certificate(s). If the “Special Issuance Instructions” box is completed, then the signature(s) on the letter of transmittal must be guaranteed as specified in Instruction 3 below.

If the letter of transmittal, or any endorsement or stock power required by Instruction 3, is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or other person acting in a fiduciary or representative capacity, the person signing must give his or her full title in such capacity and enclose appropriate evidence of his or her authority to so act. If additional documents are required by the exchange agent, you will be advised by letter.

3.           Endorsement of Certificate(s); Medallion Guarantee.  If the First Clover Leaf common stock certificates and/or checks are to be issued in the same name as the registered holder(s) of the surrendered Partners common stock certificate(s), such certificate(s) need NOT be endorsed or accompanied by separate stock powers and the signature(s) need NOT be guaranteed. If, however, any First Clover Leaf common stock certificate and/or a check is to be issued in a name different from that of the registered holder(s), then (i) the Partners common stock certificate(s) must be duly endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on such certificate(s), (ii) the signature of endorsement for transfer on such certificate or separate stock powers must be guaranteed by a financial institution that is a member of a Securities Transfer Association approved medallion program such as STAMP, SEMP or MSP, (iii) the person surrendering such certificate(s) must remit to the exchange agent the amount of any transfer or other taxes payable by reason of the issuance or payment to a person other than the registered holder(s) of the certificate(s) surrendered, or establish to the satisfaction of the exchange agent that such tax has been paid or is not applicable, and (iv) the “Special Issuance Instructions” box must be completed.

4.           Lost or Destroyed Common Stock Certificates.  If any of your Partners common stock certificates have been lost, stolen or destroyed, please check the box on the front of the letter of transmittal, fill in the blank to show the number of shares represented by lost, stolen or destroyed certificates and return the certificate(s) that you do have along with the election form and letter of transmittal in the enclosed brown envelope. You will be instructed as to the steps you must take in order to receive a certificate representing First Clover Leaf common stock and/or a check in accordance with the merger agreement. Such steps will involve the execution of lost certificate affidavits, the issuance of replacement certificates and, if required by First Clover Leaf, provision of a lost instrument bond.

5.           Additional Copies.  Additional copies of the letter of transmittal may be obtained from the exchange agent at the mailing address set forth above or by telephone at (800) 525-7686.

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6.           Inquiries.  All questions regarding appropriate procedures for surrendering Partners common stock certificate(s) should be directed to the exchange agent at the mailing address set forth above or by telephone at (800) 525-7686.

7.           Special Issuance and Delivery Instructions.  If new First Clover Leaf common stock certificate(s) and/or a check are to be issued in the name of someone other than the person(s) signing the letter of transmittal, indicate in the Special Issuance Instructions the name and address of the person in whose name such certificate(s) and/or check are to be issued. In such event, follow Instruction 3 above. Indicate in the Special Delivery Instructions the name and address to which the new certificate and/or check are to be sent if they are to be sent (i) to someone other than the person(s) signing the letter of transmittal or (ii) to the person(s) signing the letter of transmittal at an address other than that appearing on the label on the front of the letter of transmittal.

8.           Fractional Shares.  Pursuant to the merger agreement, no certificate or scrip representing fractional shares of First Clover Leaf common stock will be issued upon the surrender of Partners common stock certificate(s). In lieu of any such fractional share of First Clover Leaf common stock a Partners shareholder would otherwise be entitled to receive upon surrender of Partners common stock certificate(s), such shareholder shall be paid an amount in cash (without interest) equal to the product of (i) $9.66 times (ii) the fraction of a share of First Clover Leaf common stock to which the Partners shareholder otherwise would be entitled.

9.           Dividends on Shares of First Clover Leaf Common Stock.  It is important that the Partners common stock certificate(s) be surrendered promptly because until so surrendered the holder thereof will not receive any dividends or other distributions on shares of First Clover Leaf common stock.  Upon surrender, there shall be paid to the person in whose name the shares of First Clover Leaf common stock are issued (without interest) any dividends or other distributions having a record date after the effective date of the merger and payable with respect to such shares of First Clover Leaf common stock between the effective date of the merger and the time of such surrender.

10.           Substitute Form W-9.  Each non-exempt shareholder surrendering Partners common stock certificate(s) for payment is required to provide the exchange agent with a correct Taxpayer Identification Number on Substitute Form W-9, which is provided below under “Important Tax Information,” and to indicate whether the shareholder is subject to backup withholding by checking the appropriate box in Part 2 of the form. Each shareholder must date and sign the Substitute W-9 in the spaces indicated. Failure to provide the information on the form may subject the shareholder to a 28% federal income tax withholding on any cash payment he or she is otherwise entitled to receive pursuant to the merger agreement. The box in Part 3 of the form may be checked if the shareholder has not been issued a Taxpayer Identification Number and has applied for a number or intends to apply for a number in the near future. If the box in Part 3 is checked and the exchange agent is not provided with a Taxpayer Identification Number within 60 days, the exchange agent will withhold 28% of the cash payment that the shareholder is otherwise entitled to receive until a Taxpayer Identification Number is provided to the exchange agent.

11.           Non-Consummation of Merger.  Consummation of the merger is subject to the approval of the shareholders of Partners and to the satisfaction of certain other conditions, including regulatory approvals. No payments of merger consideration related to any surrender of the certificates(s) will be made prior to the consummation of the merger, and no payments of the merger consideration will be made to shareholders if the merger agreement is terminated. If the merger agreement is not approved by the Partners shareholders or is terminated for any other reason, the exchange agent will return all Partners stock certificates to their record owners.

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LETTER OF TRANSMITTAL

Ladies and Gentlemen:

In connection with the Agreement and Plan of Merger, dated as of April 30, 2008, between First Clover Leaf Financial Corp., a Maryland corporation, and Partners Financial Holdings Inc. a Delaware corporation, pursuant to which, subject to the fulfillment of certain conditions, Partners will merge with and into First Clover Leaf, with First Clover Leaf surviving, the undersigned hereby transmits to you for exchange, on the terms and conditions of the merger agreement and this letter of transmittal, certificate(s) representing shares of the outstanding common stock of Partners as described below.

Please mail to the undersigned, as instructed below, a new certificate representing the number of whole shares of the common stock, $.10 par value per share, of First Clover Leaf and/or the amount of cash (including cash in lieu of fractional shares of First Clover Leaf common stock, if any) to which the undersigned is entitled based on the enclosed election form, after any necessary adjustments to the merger consideration pursuant to the terms of the merger agreement.

The undersigned hereby represents and warrants that (i) the undersigned is the record owner of the shares of Partners common stock represented by the certificate(s) hereby delivered, (ii) the undersigned has full right, power, legal capacity and authority to sell, transfer and deliver such certificate(s), free and clear of all liens, charges and encumbrances and not subject to any adverse claims, and (iii) there is no limitation or restriction on the sale, transfer and delivery of such certificate(s). The undersigned will, upon request, execute any additional documents necessary or desirable to complete the sale, transfer and cancellation of the shares of Partners common stock represented by the certificate(s) hereby delivered.

Name(s) and Address(es) of Registered Owner(s) (Please correct any errors)	Certificate(s) Surrendered (Attach additional signed schedule, as necessary)
	Certificate No(s).	Number of Shares Represented by Certificate No(s).

TOTAL SHARES:

☐
If any of the certificates representing Partners common stock which you own have been lost, stolen or destroyed, check this box and see Instruction 4. Please indicate here the number of shares of Partners common stock represented by the lost, stolen or destroyed certificates.

___________ (Number of Shares)

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Certificates must be endorsed and signatures guaranteed if the new certificates representing shares of First Clover Leaf common stock are to be registered in the name of anyone other than the registered holder or mailed to any person(s) other than the person(s) signing this transmittal form.

SPECIAL ISSUANCE INSTRUCTIONS		SPECIAL DELIVERY INSTRUCTIONS
(See Instruction 3 and Instruction 7)		(See Instruction 7)

Fill in ONLY if First Clover Leaf common stock and/or check(s) are to be issued in a name other than the name appearing above.		Fill in ONLY if First Clover Leaf common stock and/or check(s) are to be delivered to someone other than the undersigned or to the undersigned at an address other than that shown above.

Name:		Name:
	(Please Print: First, Middle & Last Name)		(Please Print: First, Middle & Last Name)

Address:		Address:
	(Number and Street)		(Number and Street)

(City, State)	(Zip Code)	(City, State)	(Zip Code)

(Tax Identification or Social Security Number)

First Clover Leaf hereby reserves the absolute right to reject any and all certificates representing Partners common stock or letters of transmittal not in proper form or to waive any irregularities or defects in the surrender of any certificates representing Partners common stock delivered in connection herewith, and First Clover Leaf’s interpretation of the terms and conditions of the merger agreement and this letter of transmittal with respect to such irregularities and defects shall be final and binding. All authority herein conferred shall survive the death or incapacity of the undersigned, and all obligations of the undersigned hereunder shall be binding on the heirs, personal representatives, successors or assigns of the undersigned.

PLEASE SIGN HERE

X	Dated:	, 2008
(Must be signed by registered holder(s) exactly as name(s) appear(s) on certificate(s) or by person(s) to whom the shares of Partners common stock surrendered have been assigned and transferred as evidenced by endorsements or stock powers transmitted herewith, with signatures guaranteed. If signing is by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or other person acting in a fiduciary or representative capacity, please set forth full title and enclose  proper evidence of authority to so act.) (See Instruction 2.)

(Area Code and Telephone Number)

(Tax Identification or Social Security Number)

Signature(s) Guaranteed by
(Only if required. See Instruction 3.)

(If Required, Title of Officer Signing this Guarantee)

(If Required, Name of Guaranteeing Firm – Please Print)

(If Required, Address of Guaranteeing Firm)

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IMPORTANT TAX INFORMATION

Under U.S. federal income tax law, a shareholder whose shares of Partners common stock are surrendered with the letter of transmittal is required to provide the exchange agent with the shareholder’s current Taxpayer Identification Number on Substitute Form W-9. If such shareholder is an individual, the Taxpayer Identification Number is his or her social security number. If the exchange agent is not provided with the correct Taxpayer Identification Number, the shareholder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, any cash payment made to such shareholder, whether as merger consideration, in lieu of fractional shares or for other distributions to which the shareholder is entitled with respect to shares surrendered in connection with the merger, may be subject to backup withholding at the rate of 28%.

Certain shareholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that shareholder must submit a statement, signed under penalties of perjury, attesting to that individual’s exempt status. Such statements can be obtained from the exchange agent. See the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 below for additional instructions.

If backup withholding applies, the exchange agent is required to withhold 28% of any cash payment made to the shareholder with respect to shares of Partners common stock surrendered in connection with the merger agreement. Backup withholding is not an additional tax. Rather, the tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in any overpayment of taxes, a refund from the Internal Revenue Service may be obtained.

Purpose of Substitute Form W-9

To prevent backup withholding on any cash payment made to a shareholder with respect to shares of Partners common stock surrendered in connection with the merger agreement, the shareholder is required to notify the exchange agent of his or her correct Taxpayer Identification Number by completing the attached Substitute Form W-9 and certifying that the Taxpayer Identification Number provided on Substitute Form W-9 is correct (or that such shareholder is awaiting a Taxpayer Identification Number). In addition, the shareholder must complete Part 2 of the Substitute Form W-9, check the appropriate box, and date and sign as indicated.

What Number to Give the Exchange Agent

The shareholder is required to give the exchange agent the social security number or employer identification number of the record owner of the shares of Partners common stock being surrendered for payment in connection with the merger agreement. If the shares are in more than one name or are not in the name of the actual owner, consult the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 below for additional guidance on which number to report.

PAYER’S NAME: FIRST CLOVER LEAF FINANCIAL CORP.

SUBSTITUTE Form W-9	Part 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	_____________________________ Social Security Number OR ___________________________ Employer Identification Number
Payer’s Request for Taxpayer Identification Number (“TIN”)

Part 2 — Check the box below. I am (we are) NOT subject to backup withholding under the Internal Revenue Code because (a) I am (we are) exempt from backup withholding, or (b) I (we) have not been notified that I am (we are) subject to backup withholding as a result of failure to report all interest or dividends, or (c) the Internal Revenue Service has notified me (us) that I am (we are) no longer subject to backup withholding.
☐ Correct        ☐ Not Correct

CERTIFICATION — UNDER PENALTIES OF PERJURY, I CERTIFY THAT THE INFORMATION PROVIDED ON THIS FORM IS TRUE, CORRECT AND COMPLETE. I AM A U.S. PERSON.

SIGNATURE:__________________________________________________________________
DATE:  ______________________________________, 200____

Part 3 — ☐ Awaiting TIN
For assistance in completing this form, call Registrar & Transfer Company at (800) 525-7686 and also see Instruction 10 and “Important Tax Information” above.
NOTE:
FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY CASH PAYMENT (IF ANY) MADE TO YOU WITH RESPECT TO SHARES OF PARTNERS COMMON STOCK SURRENDERED IN CONNECTION WITH THE MERGER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.
CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that because I have not provided a taxpayer identification number, 28% of all reportable payments made to me thereafter will be withheld until I provide a number. If I provide a properly certified taxpayer identification number within 60 days, you will refund the tax if I so request.

________________________________________________________________ Signature	_____________, 200__ Date

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer. Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

For this type of account:		Give the SOCIAL SECURITY number of –	For this type of account:		Give the EMPLOYER IDENTIFICATION number of –

1.	An individual’s account	The individual	7.	Corporate or limited liability company electing corporate status on Form 8832	The corporation

2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, any one of the individuals	8.	Religious, charitable or educational organization account	The organization

3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor	9.	Partnership or multi-member limited liability company	The partnership

4.	a.	The usual revocable savings trust account (grantor is also trustee)	The grantor trustee	10.	Association, club or other tax-exempt organization	The organization

	b.	So-called trust account that is not a legal or valid trust under State law	The actual owner

5.	Sole proprietorship or single-owner limited liability company account	The owner	11.	A broker or registered nominee	The broker or nominee

6.	A valid trust, estate or pension trust	Legal entity	12.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receive agricultural program payments	The public entity

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number
If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding
Payees specifically exempted from backup withholding on ALL payments include the following:
▪ An organization exempt from tax under section 501(a) or an individual retirement plan.
▪ The United States or any agency or instrumentality thereof.
▪ A State, the district of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
▪ A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
▪ An international organization or any agency, or instrumentality thereof.
Other Payees MAY be exempt from backup withholding:
▪ A corporation.
▪ A financial institution.
▪ A registered dealer in securities or commodities registered in the U.S. or a Possession of the U.S.
▪ A real estate investment trust.
▪ A common trust fund operated by a bank under section 584(a).
▪ An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
▪ An entity registered at all times under the Investment Company Act of 1940.
▪ A foreign central bank of issue.
▪ Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding.  For details, see the regulations under sections 6041, 6041A(a), 6049 and 6050N.
Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding.

Privacy Act Notice. Section 6109 requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE